                                                                                                  Exhibit No. 23(j)

                                           INDEPENDENT AUDITOR'S CONSENT

The Board of Trustees
Oppenheimer Municipal Bond Fund:

We consent  to the use in this  Registration  Statement  of  Oppenheimer  Municipal  Bond Fund of our report  dated
August  21,  2001  included  in the  Statement  of  Additional  Information,  which  is part  of such  Registration
Statement,  and to the  references  to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in the
Prospectus,  which is also  part of such  Registration  Statement,  and  "Independent  Auditors"  appearing  in the
Statement of Additional Information.

/s/ KPMG LLP
-----------------
KPMG LLP

Denver, Colorado
November 23, 2001